UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) September 17, 1998



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)













Item 5.  Other Events

     On September 17, 1998, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated September 17, 1998, regarding the appointment of a new director.







                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date: September 17, 1998                    /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer






                                     EXHIBIT

        NORTH                            NEWS
        BANCSHARES, INC.
        100 West North Avenue at Clark-Chicago, Illinois 60610 (312)664-4320


        RELEASE: Immediately

        CONTACT: Joseph A. Graber, President and Chief Executive Officer
                 Victor E. Caputo, Executive Vice President
                 (312) 664-4320

                      NORTH BANCSHARES ANNOUNCES NEW DIRECTOR

     CHICAGO, IL, SEPTEMBER 17, 1998-North Bancshares, Inc., the holding company of North Federal Savings Bank toady announced the appointment of Frank J. Donati to the boards of the company and the bank effective October 1, 1998.

     "Mr. Donati has expertise in budgeting, forecasting, and financial analysis. He also is familiar with the needs of financial institutions and publicly-held companies," said May Ann Hass, chairman of the company and the bank. "We're delighted to have the benefit of his perspective in meeting the challenges of today and beyond."

     "As we continue to implement our strategy, Mr. Donati will provide us with invaluable counsel," said Joseph A. Graber, president and chief executive officer. "All of our directors look forward to working with him."

     Mr. Donati is the president of Donati Financial Services, Inc., a consulting firm providing senior executive-level counsel to a variety of financial institutions and other corporations. His prior position was senior vice president of finance at Bell Bancorp, Inc., Bell Federal Savings' $1.9 billion holding company, where he managed all financial and treasury functions including investor relations and SEC reporting. Previously, Mr. Donati was senior vice president, chief financial officer and treasurer at United Savings of America, a $1.6 billion financial institution and holding company. He also served as a senior audit manager at KPMG Peat Marwick, where he oversaw the audits of a variety of companies including financial institutions. Mr.
Donati is a graduate of DePaul University and a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

     North Bancshares, Inc. is the $124 million holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette, IL. For 40 consecutive quarters, the bank has received a five-star superior rating for saftey from Bauer Financial Reports, Inc. and is rated one of the best in the nation by Sheshunoff Information Sevices, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, the Old Town Chamber of Commerce, Friends of the Near North Library and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.